Exhibit 10.33




                            SECURITIES PURCHASE AGREEMENT

                                      between

                            SATCON TECHNOLOGY CORPORATION

                                        and

                          MECHANICAL TECHNOLOGY INCORPORATED


                             Dated as of October 21, 1999











                              SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of October 21, 1999, between SatCon Technology Corporation, a Delaware corporation (the "Company"), and Mechanical Technology Incorporated, a New York corporation (the "Purchaser").

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the "Commission") under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act");

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell 370,800 shares ("Primary Closing Shares") of the Company's Common Stock par value $0.01 per share ("Common Stock") and a stock purchase warrant (the "A Warrant") to purchase up to 36,000 shares of the Company's Common Stock in the form of Exhibit A annexed hereto; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Purchaser desires to purchase the Primary Closing Shares and the A Warrant in exchange for $2,570,000 in cash and a stock purchase warrant (the "MA Warrant") to purchase up to 36,000 shares of the Purchaser's $1.00 par value Common Stock in the form of Exhibit B annexed hereto; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell 659,200 shares ("Secondary Closing Shares", together with the Primary Closing Shares, collectively the "Shares") of Common Stock and a stock purchase warrant (the "B Warrant", together with the A Warrant, collectively the "Warrants") to purchase up to 64,000 shares of the Company's Common Stock, in the form of Exhibit A annexed hereto, if the Company
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achieves certain Milestones (as defined below) or the Purchaser elects to waive such Milestones, prior to January 31, 2000; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Purchaser desires to purchase Secondary Closing Shares and the B Warrant in exchange for $4,500,000 in cash and a stock purchase warrant (the "MB Warrant") to purchase up to 64,000 shares of the Purchaser's $1.00 par value Common Stock in the form of Exhibit B annexed hereto; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form of Exhibit C attached hereto (the "STC Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form of Exhibit D attached hereto (the "MTI Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter, the Company and the Purchaser hereby agree as follows:

                                ARTICLE I

               PURCHASE AND SALE OF THE SECURITIES AND WARRANTS

1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, on the Primary Closing Date, the Primary Closing Shares and the A Warrant. The aggregate purchase price of the Primary Closing Shares and the A Warrant shall be $2,570,000 and the MA Warrant. Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, on the Secondary Closing Date, the Secondary Closing Shares and the B Warrant. The aggregate purchase price of the Secondary Closing Shares and the B Warrant shall be $4,500,000 and the MB Warrant.

1.2 Closings. Primary Closing. The closing of the purchase and sale of the Primary Closing Shares and the A Warrant (the "Primary Closing") shall take place at the offices of Mechanical Technology Incorporated in Latham, New York, or by transmission by facsimile and overnight courier, immediately following the execution hereof or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in Section
4.1 have been satisfied or waived by the appropriate party (the "Primary Closing Date"). At the Primary Closing:

(1)	The Purchaser shall deliver, as directed by the Company, two million, five hundred seventy thousand dollars ($2,570,000) in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

(2)	The Purchaser shall deliver to the Company the MA Warrant, in the form of Exhibit B hereto;


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(3)	The Company shall deliver to the Purchaser a certificate evidencing the
Primary Closing Shares;

(4)	The Company shall deliver to the Purchaser the A Warrant, in the form of Exhibit A hereto; and

(5) The parties shall execute and deliver each of the documents referred to in
Section 4.1 hereof. Secondary Closing. The closing of the purchase and sale of the Secondary Closing Shares and the B Warrant (the "Secondary Closing") shall take place at the offices of Mechanical Technology Incorporated in Latham, New York or by transmission by facsimile and overnight courier on a date on or prior to January 31, 2000 selected by the Purchaser (the "Secondary Closing Date"). At the Secondary Closing,

(1)	The Purchaser shall deliver, as directed by the Company, four million five hundred thousand dollars ($4,500,000) in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

(2)	The Purchaser shall deliver to the Company the MB Warrant, in the form of Exhibit B hereto;

(3)	The Company shall deliver to the Purchaser a certificate evidencing the
Secondary Closing Shares;

(4)	The Company shall deliver to the Purchaser the B Warrant, in the form of Exhibit A hereto; and

(5)	The parties shall execute and deliver each of the documents referred to in Section 4.2 hereof.


                                    ARTICLE II

                          REPRESENTATIONS AND WARRANTIES

2.1	Representations, Warranties and Agreements of the Company. The Company
hereby makes the following representations and warranties to the Purchaser:

a.	Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except for Beacon Power Corporation ("Beacon") or as set forth on Schedule 2.1(a), the Company has no subsidiaries (collectively, the "Subsidiaries"); it being agreed that for purposes of this Agreement Beacon is not a subsidiary of the Company. Each of the Subsidiaries (which, except as provided in the prior sentence, for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns the majority of such entity's capital stock or holds an equivalent equity or similar interest) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x)
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adversely affect the legality, validity or enforceability of any of this
Agreement or the Transaction Documents (as defined in Section 2.1(b)) or any of the material transactions contemplated hereby or thereby, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its Subsidiaries, taken as a whole or (z) impair the Company's ability to perform in all material respects on a timely basis its material obligations under any Transaction Document (any of (x), (y) or (z), being a "Material Adverse Effect"). The Company has on file with the Securities Exchange Commission true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as in effect on the date hereof (the "Bylaws").

b.	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the A Warrant, the B Warrant and the Registration Rights Agreement (collectively, the "Transaction Documents"), and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed by the Company and the A Warrant and Registration Rights Agreement at the Primary Closing will be duly executed by the Company. Subject to the terms and conditions contained herein, the B Warrant at the Secondary Closing will be duly executed by the Company. When delivered in accordance with the terms hereof, the Transaction Documents will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and except that rights to indemnification and contribution may be limited by Federal or state securities laws or public policy relating thereto. Neither the Company nor any Subsidiary is in any material violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter documents such that any right of a holder of the Common Stock would be affected.

c.	Capitalization. As of the date hereof, the authorized capital stock of the Company is as set forth in Schedule 2.1(c). All of such outstanding shares of capital stock have been, or upon issuance will be, validly authorized and issued, fully paid and nonassessable (except as disclosed in the SEC Documents (as defined in Section 2.1(p)) and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as disclosed in Schedule 2.1(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any Transaction Document, (ii) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any
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shares of capital stock of the Company or any of its Subsidiaries, (iii) there are no outstanding debt securities of the Company or any of its Subsidiaries,
(iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares of Common Stock, the A Warrant or the B Warrant as described in this Agreement or upon the exercise of the A Warrant or the B Warrant, (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement and (viii) except for the put rights granted to the holders of the Class D Preferred Stock of Beacon or pursuant to this Agreement or the Warrants issued to investment funds managed by Brown Simpson Capital Management, LLC, no Person (as defined below) or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

d.	Authorization and Validity; Issuance of Shares. The Common Stock issued pursuant to this Agreement and the Common Stock issuable upon exercise of the A Warrant and, when issued, the B Warrant will at all times hereafter continue to be duly authorized and reserved for issuance and the shares of Common Stock issued upon the exercise of the A Warrant and, when issued, the B Warrant (the "Warrant Shares") will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and Company rights of first refusal, other than liens and encumbrances created by the Purchaser (collectively, "Liens") and will not be subject to any preemptive or similar rights. Assuming the accuracy of the Purchaser's representations in Section 2.2, the issuance by the Company of the Common Stock, the A Warrant, the B Warrant and the Warrant Shares is exempt from registration under the Securities Act.

e.	No Conflicts. The execution, delivery and performance of this Agreement and each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Warrant Shares) do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation, Bylaws or other organizational documents of the Company or any of the Subsidiaries, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a breach or a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including Federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries, or by which any material property or asset of the Company or any Subsidiary is bound or affected except, in each such case, for any violation, conflict, default or breach which is not reasonably expected to have a Material Adverse Effect.

f.	Consents and Approvals. Except as specifically set forth on Schedule
2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal or state governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by the Company of this Agreement or the Transaction Documents, other than (i) the filing of a registration statement with the Commission, which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (ii) the application(s) or any letter(s) acceptable to the National Market System of Nasdaq Stock Market ("Nasdaq") for the listing of the Shares and the Warrant Shares with Nasdaq (and with any other national securities exchange or market on which the Common Stock is then listed), (iii) any filings, notices or registrations under applicable state securities laws, and (iv) the filing of a form D with the Commission (together with the consents, waivers, authorizations, orders, notices and filings referred to on Schedule 2.1(f), the "Required Approvals").

g.	Litigation; Proceedings. Except as specifically set forth on Schedule
2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Transaction Documents or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

h.	Material Contracts. Except for this Agreement, the other agreements to be entered into pursuant to the terms of this Agreement, contracts attached as exhibits to the Company's SEC Documents and the contracts of the Company and its Subsidiaries set forth on Exhibit 2.1(h) attached hereto (collectively, the "Contracts"), neither the Company nor its Subsidiaries are a party to or otherwise bound by any written or oral:

(1)	written contract for the employment of any officer, employee or other person on a full-time or consulting basis, which is not terminable on thirty
(30) days' notice without cost or liability to the Company or any Subsidiary, except normal severance arrangements and accrued vacation pay;

(2)	bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company or any Subsidiary (other than group insurance plans applicable to employees generally);

(3)	agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company or Subsidiary or any agreement or instrument evidencing any guaranty by the Company or any Subsidiary of payment or performance by any other Person;

(4)	voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

(5)	agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any shares of its capital stock or any of its other equity securities;

(6)	agreement under which the Company or any Subsidiary has granted any person any registration rights, other than this Agreement;

(7)	agreement providing for disposition of the business, assets or shares of the Company or its Subsidiaries, agreement of merger or consolidation to which the Company or any Subsidiary is a party or letter of intent with respect to the foregoing;

(8)	agreement or letter of intent (other than the acquisition of Ling
Electronics, Inc.) with respect to the acquisition of the business, assets or shares of any other Person.

i.	ERISA. Set forth in Exhibit 2.1(i) is a list and brief description of each "employee pension benefit plan," as such term is defined in Section 3(2) of ERISA, now or formerly maintained by the Company or any of their respective Subsidiaries, to which the Company or any Subsidiary is now or will be obligated to contribute. Except as described in Exhibit 2.1(i), no event has occurred, or to the knowledge of the Company or its Subsidiaries, is threatened or about to occur, which would constitute a reportable event within the meaning of Section 4043(b) of ERISA, and no notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation (the "PBGC") pursuant to Section 4042 of ERISA with respect to any pension benefit plan described in Exhibit 2.1(i) subject to ERISA. To the best knowledge of the Company, no prohibited transaction (as defined in Section 4975 of the Code) has occurred with respect to any employee benefit plan maintained by the Company or any of its Subsidiaries. Neither the Company nor any of their respective Subsidiaries nor any of their respective ERISA Affiliates is or has been a participant in any multiemployer plan as defined in ERISA. "ERISA Affiliate" means with respect to any Person, any entity that would be considered to be under common control with such person for purposes of Title IV of ERISA.

j.	Environmental Matters.

(1)	Hazardous Materials have not at any time been generated, used, treated or stored on any property, plants or other facilities now owned, leased, or operated by the Company or any Subsidiary (or at any property, plant or other facilities ever owned, leased or operated by any predecessor entity at such locations), in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, and none of the Company, its Subsidiaries or its predecessors have received any notice of any such violation with respect to Hazardous Materials except for such violations that the Company reasonably does not expect will have a Material Adverse Effect;

(2)	There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now owned or leased by the Company, its Subsidiaries or any predecessor (or onto any other property ever owned or leased by it, or by any predecessor entity at any such location), or into the environment surrounding any such property, of Hazardous Materials, other than those releases permissible under such regulations, laws or statutes or allowable under applicable permits and except for such violations that the Company reasonably does not expect will have a material adverse effect on the Company;

(3)	The Company, its Subsidiaries or its predecessor, their operations and any property owned by the Company, its Subsidiaries or its predecessor are in material compliance with all material Environmental Laws and the material requirements of any permits issued under such laws;

(4) There are no past, pending or, to the best of the Company's knowledge, threatened Environmental Claims against the Company, its Subsidiaries or its predecessor or any property now or previously owned or leased by the Company, its Subsidiaries or its predecessor;

(5) To the best of the Company's knowledge, there is no condition or occurrence on any property now or previously owned or leased by the Company, its Subsidiaries or its predecessor or any property adjoining or in the vicinity of any such property that could reasonably be anticipated (i) to form the basis of an Environmental Claim against the Company, its Subsidiaries or its predecessor or (ii) to cause any property of the Company, its Subsidiaries or its predecessor to be subject to any restrictions on the ownership, occupancy, use or transferability of such property under any Environmental Law.

(6)	For purposes of this Agreement, "Hazardous Materials" shall refer to
(a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance exposure to which is prohibited, limited or regulated by any governmental authority; "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") 42 U.S.C. 9601 et seq.; the Hazardous Materials Transportation
Act, as amended, 49 U.S.C. 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. 3808 et seq.; and their counterparts under any state or local laws; "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law (hereafter "Claims"), including without limitation (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, fines or penalties pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

k.      Year 2000 Matters.      The Company's statements regarding "Year 2000
Risk" set forth in the SEC Documents are true and correct in all material respects.

"Year 2000 Risk" means the risk that computer applications used by the Company and/or its suppliers, vendors and customers may be unable to recognize and perform without error date- sensitive functions involving certain dates prior to and any date after December 31, 1999, including, without limitation, September 9, 1999.

l.	No Default or Violation. Except as specifically set forth on Schedule
2.1(l), neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound and which is required to be included as an exhibit to any SEC Document (as defined in Section 2.1(o) hereof) or will be required to be included as an exhibit to the Company's next filing under either the Securities Act or Exchange Act, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, (iv) is in default under or in violation of its Certificate of Incorporation, Bylaws or other organizational documents, respectively, or (v) is in default under or in violation of any of the listing requirements of Nasdaq as in effect on the date hereof and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq in the foreseeable future except, in each such case, for any violation or default which is not reasonably expected to have a Materially Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and has not been conducted, in violation of any law, ordinance, rule or regulation of any governmental entity, except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in breach of any agreement where such breach, individually or in the aggregate, would have a Material Adverse Effect

m.	Disclosure; Absence of Certain Changes. None of this Agreement, the
Schedules to this Agreement, the Transaction Documents, the SEC Documents (as amended to date) contained as of their respective dates, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 2.1(m) or in SEC Documents filed on EDGAR through the date hereof, since the filing of the Company's quarterly report on Form 10-Q on August 16, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations of the Company or the Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

n.	Private Offering. The Company and all Persons acting on its behalf have not made within the six months preceding the Closing Date, directly or indirectly, and will not make, offers or sales of any securities or solicited any offers to buy any security at any time within six months after the Closing Date under circumstances that would require registration of the Securities, the Warrants or the Warrant Shares or the issuance of such securities under the Securities Act.

o.	SEC Documents; Financial Statements. The Common Stock of the Company is
registered pursuant to Section 12(g) of the Exchange Act. The Company has filed during its current fiscal year all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the
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reporting requirements of the Exchange Act, including pursuant to Section 13,
14 or 15(d) thereof (the foregoing materials and financial statements and schedules thereto being collectively referred to herein as the "SEC Documents"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. The Company has delivered to the Purchaser or its representatives true, complete and accurate copies of the SEC Documents that were not filed pursuant to EDGAR. As of their respective dates and giving effect to all amendments thereto filed with the Commission, the financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Company acknowledges that the Purchaser will be trading in the securities of the Company in reliance on the foregoing representation and warranty.

p.	Investment Company. The Company is not, and is not controlled by or under common control with an affiliate (an "Affiliate") of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

q. Broker's Fees. No fees or commissions or similar payments with respect to the transactions contemplated by this Agreement or the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank, other than as set forth in
Schedule 2.1(q). The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(q) that may be due in connection with the transactions contemplated by this Agreement and the Transaction Documents.

r. Form S-3 Eligibility. The Company is, and at the Closing Date will be, eligible to register securities (including the Shares and the Warrant Shares) for resale with the Commission under Form S-3 (or any successor form) promulgated under the Securities Act.

s. Listing and Maintenance Requirements Compliance. The principal market on which the Common Stock is currently traded is Nasdaq. Except as disclosed on
Schedule 2.1(s), the Company has not in the three years preceding the date hereof received notice (written or oral) from Nasdaq (or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted)) to the effect that the Company is not in compliance with the listing or maintenance requirements of such market or exchange. The Company is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq. After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the Company is and will be in compliance with all such maintenance requirements except for any approval required under the NASD rules.

t. Intellectual Property Rights. To the best of the knowledge of the Company, the Company owns or possesses, or can obtain by payment of royalties in amounts which, in the aggregate, will not have a Material Adverse Effect, all of the patents, trademarks, service marks, trade names, copyrights, proprietary rights, trade secrets, and licenses or rights to the foregoing, necessary for the conduct of the business of the Company as currently conducted. To the best of the Company's knowledge, the business of the Company does not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses or proprietary rights of any person or entity.

u. Registration Rights; Rights of Participation. Except as described on
Schedule 2.1(u) hereto, (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (ii) no Person, including, but not limited to, current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any Transaction Document.

v. Tax Status; Firpta. Except as set forth on Schedule 2.1(v), the Company and each of the Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith (which are set forth on Schedule 2.1(v) hereof), and has set aside on it books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not a "United States real property holding corporation" within the meaning of Section 847(c)(2) of the Internal Revenue Code of 1986, as amended.

w. Transactions With Affiliates. Except as set forth on Schedule 2.1(c) or
Schedule 2.1(w), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

x. Application to Takeover Protection. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or the laws of the state of incorporation which is or could become applicable to the Purchaser or the Transaction Documents as a result of the transactions contemplated by this Agreement or the Transaction Documents. None of the transactions contemplated by this Agreement or the Transaction Documents, including the exercise of the A Warrant or the B Warrant, will trigger any poison pill provisions of any of the Company's stockholders' rights or similar agreements.

y. Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Shares or the A Warrant or the B Warrant, other than the SEC Documents, the Schedules to this Agreement, any amendments and supplements thereto, material or information requested by the Purchaser or its representative in connection with the transaction contemplated by this Agreement, and the materials listed on
Schedule 2.1(y), or (ii) solicited any offer to buy or sell the Shares, the A Warrant or the B Warrant by means of any form of general solicitation or advertising. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares or Warrants.

z. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Warrant Shares upon exercise of the Warrants. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement, and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

aa. Acknowledgment Regarding Purchaser's Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length Purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser's purchase of the securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

bb. Other Agreements. The Company has not, directly or indirectly, made any agreements with the Purchaser relating to the terms and conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

cc.	Investment Intent. The Company is acquiring the MA Warrant and the MB
Warrant and any shares of stock it receives upon exercise of the MA Warrant or the MB Warrant (the "M Shares") for its own account and not with a present view to or for distributing or reselling the M Shares, the MA Warrant, the MB Warrant or any part thereof or interest therein in violation of the Securities Act; provided, however, that by making the representations herein, the Company does not agree to hold any of the M Shares, the MA Warrant or the MB Warrant for any minimum or other specific term and reserves the right to dispose of the M Shares, the MA Warrant or the MB Warrant at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

dd.	Company Status. At the time the Company was offered the MA Warrant, the
MB Warrant, and at the Primary Closing Date and Secondary Closing Date, (i) it was and will be an "accredited investor" as defined in Rule 501 under the Securities Act and (ii) the Company, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and the Warrants.

ee.	Reliance. The Company understands and acknowledges that (i) the M
Shares, the MA Warrant and the MB Warrant are being offered and sold to the Company without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under
Section 4(2) of the Securities Act or Regulation D promulgated thereunder and
(ii) the availability of such exemption depends in part on, and the Purchaser will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.1 and the Company hereby consents to such reliance.

ff.	Governmental Review. The Company understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the M Shares, the MA Warrant or the MB Warrant.

Any information furnished in the schedules to Section 2.1 (a "Disclosure Schedule") shall be deemed to modify all of the Company's representations and warranties. The inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the company, has or would have a Material Adverse Effect. For purposes of this Agreement, the terms "to the Company's knowledge," "known by the Company" or other words of similar meaning shall mean the actual knowledge of David Eisenhaure or Michael Turmelle without any obligation of investigation, and shall not refer to the knowledge of any other person or entity.

2.2	Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

a.	Organization; Authority. The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by the Purchaser of the Shares, the A Warrant and the B Warrant hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

b.	Authorization and Validity; Issuance of Shares. The common stock issuable upon exercise of the MA Warrant and, when issued, the MB Warrant, will at all times hereafter continue to be duly authorized and reserved for issuance and the shares of common stock issued upon the exercise of the MA Warrant, and when issued, the MB Warrant, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, and Purchaser rights of first refusal, other than liens and encumbrances created by the Company and will not be subject to any preemptive or similar rights. Assuming the accuracy of the Company's representations in Section 2.1, the issuance by the Purchaser of the MA Warrant, the MB Warrant and any shares upon exercise of such warrants is exempt from registration under the Securities Act.

c.	Purchaser SEC Documents; Financial Statements.	The Common Stock of the
Purchaser is registered pursuant to Section 12(g) of the Exchange Act. The Purchaser has filed during its current fiscal year all reports, schedules, forms, statements and other documents required t be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including pursuant to Section 13, 14 or 15(d) thereof (the foregoing materials and financial statements and schedules thereto being collectively referred to herein as the "Purchaser SEC Documents"), on a timely basis or has received a valid extension of such time of filing and has filed any such Purchaser SEC Documents prior to the expiration of any such extension. The Purchaser has delivered to the Company or its representatives true, complete and accurate copies of the Purchaser SEC Documents that were not filed pursuant to EDGAR. As of their respective financial statements of the Purchasers included in the Purchaser SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Purchaser as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Purchaser acknowledges that the Company will be trading in the securities of the Purchaser in reliance on the foregoing representation and warranty.

d.	Disclosure; Absence of Certain Changes.	None of this Agreement, the
Schedules to this Agreement, the Purchaser SEC Documents (as amended to date) contained as of their respective dates, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in Purchaser SEC Documents files on EDGAR through the date hereof, since the filing of the Purchaser quarterly report on Form 10-Q on August 6, 1999, there has been no Material Adverse Change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations of the Purchaser. The Purchaser has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Purchaser or any of its Purchaser Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

e.	Investment Intent. The Purchaser is acquiring the Shares, the A Warrant and the B Warrant for its own account and not with a present view to or for distributing or reselling the Shares, the A Warrant, the B Warrant or the Warrant Shares or any part thereof or interest therein in violation of the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Shares, the A Warrant, the B Warrant or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Shares, the A Warrant, the B Warrant or the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

f.	Purchaser Status. At the time the Purchaser was offered the Shares, the
A Warrant, the B Warrant, and at the Primary Closing Date and Secondary Closing Date, (i) it was and will be an "accredited investor" as defined in clause
(a)(7) of Rule 501 under the Securities Act and (ii) the Purchaser, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and the Warrants.

g.	Reliance. The Purchaser understands and acknowledges that (i) the
Shares, the A Warrant and the B Warrant are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under
Section 4(2) of the Securities Act or Regulation D promulgated thereunder and
(ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2 and the Purchaser hereby consents to such reliance.

h.	Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares, the A Warrant or the B Warrant.

i. Residency.  The Purchaser is a resident of the State of New York.

The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.


                                    ARTICLE III.

                                  OTHER AGREEMENTS

3.1 Transfer Restrictions.

a.	If the Purchaser should decide to dispose of the Shares, the A Warrant, the B Warrant or the Warrant Shares held by it, the Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act, including Rule 144 promulgated under the Securities Act ("Rule 144"). In connection with any transfer of any Shares, A Warrant, B Warrant or Warrant Shares other than pursuant to an effective registration statement, Rule 144 or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that such transfer does not require registration of such transferred securities under the Securities Act; provided, however, that if the Shares, A Warrant, B Warrant or Warrant Shares may be sold pursuant to Rule 144(k), no written opinion of counsel shall be required from the Purchaser if the Purchaser provides reasonable assurances that such security can be sold pursuant to Rule 144(k). Notwithstanding the foregoing, the Company hereby consents to and agrees to register any transfer by the Purchaser to an Affiliate of the Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Transaction Documents. If the Purchaser provides the Company with an opinion of counsel, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Shares, A Warrant, B Warrant and the Warrant Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Shares, A

Warrant, B Warrant and the Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser and without any restrictive legend. Notwithstanding the foregoing or anything else contained herein to the contrary, the securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

b.	The Purchaser agrees to the imprinting by the Company, so long as is required by this Section 3.1(b), of the following legend on the Shares, the A Warrant, the B Warrant and the Warrant Shares:

	THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
	REGISTERED WITH THE SECURITIES AND EXCHANGE
	COMMISSION IN RELIANCE UPON AN EXEMPTION FROM
	REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS
	AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY,
	MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN
	EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES
	ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN
	A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Neither the Shares, the A Warrant, the B Warrant nor the Warrant Shares shall be required to contain the legend set forth above (or any other legend) (i) at any time after transfer pursuant to a registration statement is effective under the Securities Act covering such security, (ii) if in the written opinion of counsel to the Company or the Purchaser experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or (iii) if such Shares, the A Warrant, the B Warrant or the Warrant Shares are sold pursuant to Rule
144. When requested, which request will be accompanied by the certificate representing such shares, the Company agrees that it will provide the Purchaser with a certificate or certificates representing the Shares, the A Warrant, the B Warrant or the Warrant Shares, free from such legend at such time as such legend is no longer required hereunder. If such certificate or certificates had previously been issued with such a legend or any other legend, the Company shall, upon request, receive such certificate or certificates free of any legend.

c. Notwithstanding the foregoing, the Purchaser's disposition of the Warrant Shares shall be subject to Suspension Periods (as defined in the Registration Rights Agreement) set forth in Section 3(r) of the Registration Rights Agreement.

3.2	Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions on transfer set forth in Section 3.1.

3.3	Furnishing of Information. Until the Shares, the A Warrant, the B
Warrant or the Warrant Shares have been sold pursuant to a registration statement under the Securities Act or are eligible for sale pursuant to Rule 144(k), the Company will cause its Shares to continue at all times to be registered under Section 12(g) of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to

Section 13, 14 or 15(d) of the Exchange Act and, unless filed by EDGAR, promptly furnish, but in no event later than two (2) business days after the filing thereof with the Commission, the Purchaser with true and complete copies of all such filings, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until the Shares, the A Warrant, the B Warrant or the Warrant Shares have been sold pursuant to a registration statement under the Securities Act or are eligible for sale pursuant to Rule 144(k), if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of the Shares, the A Warrant, the B Warrant or the Warrant Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares, the A Warrant, the B Warrant or the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in Section 3.1(b).

3.4 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall (i) qualify the Warrant Shares under the securities or "blue sky" laws of such jurisdictions as the Purchaser may request (or to obtain an exemption from such qualification), (ii) shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date and (iii) shall continue such qualification at all times through the resale of all Warrant Shares, but in any event not past the 4th anniversary of the Closing Date.

3.5 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares, the A Warrant, the B Warrant or the Warrant Shares in a manner that would require the registration under the Securities Act or the sale of the Shares, the A Warrant, the B Warrant or the Warrant Shares to any Purchaser or cause the offering of such securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

3.6 Listing and Reservation of Warrant Shares.

a. The Company shall (i) not later than three (3) business days after each Closing Date prepare and file with Nasdaq (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to Nasdaq covering and listing a number of shares of Common Stock which are issued at such Closing or issuable pursuant to the Warrants issuable at such Closing which is at least equal to 1 times the maximum number of Warrant Shares then issuable, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on Nasdaq (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, (iii) maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such Warrant Shares, and (iv) provide to the Purchaser evidence of such listing. Neither the Company nor any of its

Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on Nasdaq. Prior to the effectiveness of the Initial Registration Statement (as defined in the Registration Rights Agreement), the Company shall promptly provide to the Purchaser copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on such automated quotation system, so long as such notice does not include material, nonpublic information. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 3.6(a).

b. The Company at all times shall reserve a sufficient number of shares of its authorized but unissued Common Stock to provide for 1 times the full exercise of the outstanding Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is insufficient to cover 100% of the number of Warrant Shares issued and issuable upon exercise of the Warrants (based on the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time) without regard to any limitation on conversions or exercises, the Company will promptly take all corporate action necessary to authorize and reserve 100% of such shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 3.6(b), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares. In addition, upon the occurrence of an adjustment of the Exercise Price (as defined in the Warrant), the Company shall be required to file, within ten (10) business days of such event, a registration statement covering the product of
1.0 and the number Warrant Shares, less the number of Warrant Shares for which a registration statement is then effective. The Company shall use its best efforts to cause such registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior to that date which is one hundred and twenty (120) days after the filing date thereof. All calculations of the above amount shall be made without regard to any limitation on exercises of Warrants.

3.7 Notice of Breaches.

a.	The Company and the Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in this Agreement or in the Transaction Documents. However, no disclosure by either party pursuant to this Section 3.7 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Transaction Documents.

b.	Notwithstanding the generality of Section 3.7(a), the Company shall promptly notify, provided such notification will not constitute material non-public information, the Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company or any Subsidiary to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company or any Subsidiary, and the Company shall promptly furnish by facsimile to the Purchaser a copy of any written statement in support of or relating to such claim or notice.

c.	The default by any Purchaser of any of its obligations, representations or warranties under this Agreement or the Transaction Documents shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Companys' obligations under this Agreement or any Transaction Document to any non-defaulting Purchaser.

3.8 Form D. The Company agrees to file a Form D with respect to the Shares, A Warrant and B Warrant as required by Rule 506 under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing.

3.9	Use of Proceeds. The Company intends to use the proceeds from the sale of the Common Stock and the exercise of the Warrants (i) to enhance the Company's ability to satisfy purchase orders that both parties anticipate that the Company will receive from Plug Power, (ii) otherwise to develop the Company's module manufacturing capability or (iii) in connection with the transition and integration of Ling Electronics into the Company's other operations and not to fund future investment in Beacon Power Corporation. The Company is free to use the proceeds of the offering for other corporate purposes if the board of directors of the Company determines that it is in the best interest of the Company to do so. The Purchaser acknowledges that the Company may, in the future, acquire cash from other sources and that it may invest such cash in Beacon Power Corporation. It is not the intention of the parties to establish an auditable trail between receipt of the proceeds and the use of such funds.

3.10	Board Representation.

a.	The Company agrees to nominate and recommend to its shareholders the election to the Company's Board of Directors two person designated by the Purchaser and acceptable to the Company's Board of Directors acting reasonably (it being agreed that in acting reasonably the Company's Board of Directors may consider the desirability of having two members of the Company's Board of Directors affiliated with the Purchaser). The Company's obligations under this
Section 3.10(a) shall terminate if the Purchaser does not own five percent (5%) or more on or before July 31, 2000 or ceases to own five percent (5%) or more of the Company's outstanding Common Stock. The initial nominee to the Company's Board of Directors will be Alan Goldberg.

b.	The Purchaser agrees to nominate and recommend to its shareholders the election to the Company's Board of Directors one person designated by the Company. The initial nominee will be David Eisenhaure. The Purchaser's obligations under this Section 3.10(b) shall terminate if the Purchaser ceases to own five percent (5%) or more of the Company's outstanding Common Stock or the Company's obligations under Section 3.10(a) ceases, whichever occurs first.

c. 	Both parties will endeavor to have the representatives set forth above elected or appointed to their boards as soon as possible, but in no event later than December 1, 1999. The Purchaser shall have no obligation to appoint or elect the Company's nominee to its Board of Directors until the Company has appointed or elected the Purchaser's nominees to the Company's Board of Directors.

3.11	Transactions with Affiliates. So long as any Shares, A Warrant or B
Warrant are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors or persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates or any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a Person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes of this section only means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "Controls" for purposes of this section means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

3.12	Transfer Agent Instructions. At the Primary Closing the Company shall issue irrevocable instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of the Purchaser or its respective nominee(s), for the Warrant Shares issuable pursuant to the A Warrant in such amounts as specified from time to time by the Purchaser to the Company in a form acceptable to the Purchaser (the "Primary Closing Irrevocable Transfer Agent Instructions"). At the Secondary Closing the Company shall issue irrevocable instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of the Purchaser or its respective nominee(s), for the Warrant Shares issuable pursuant to the B Warrant in such amounts as specified from time to time by the Purchaser to the Company in a form acceptable to the Purchaser (the "Secondary Closing Irrevocable Transfer Agent Instructions"). So long as required pursuant to Section 3.1(b), all such certificates shall bear the restrictive legend specified in Section 3.1(b) of this Agreement. The Company warrants that no instruction other than the Primary Closing Irrevocable Transfer Agent Instructions and the Secondary Closing Irrevocable Transfer Agent Instructions referred to in this Section 3.12, and stop transfer instructions to give effect to Section 3.1 hereof (in the case of the Warrant Shares, prior to registration of the Shares under the Securities
Act) will be given by the Company to its transfer agent and that the Shares, the A Warrant, the B Warrant or the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by violating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.12 will be inadequate and agrees, in the event of a beach or threatened breach by the Company of the provisions of this Section 3.12, that the Purchaser, shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

3.13 Press Release; Filing of Form 8-K.  Subject to the provisions of Section
6.10 hereof, prior to the opening of Nasdaq on October 21, 1999, the Company and the Purchaser shall file a joint press release in form and substance acceptable to the Company and the Purchaser.

3.14	Purchaser Transfer Agent Instructions. At the Primary Closing the
Purchaser shall issue irrevocable instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of the Company or its respective nominee(s), for the M Shares issuable pursuant to the MA Warrant in such amounts as specified from time to time by the Company to the Purchaser in a form acceptable to the Company (the "Primary Closing Irrevocable Transfer Agent Instructions"). At the Secondary Closing the Purchaser shall issue irrevocable instructions to its transfer agent (and shall issue to any subsequent transfer agent as required), to issue certificates, registered in the name of the Company or its respective nominee(s), for the M Shares issuable pursuant to the MB Warrant in such amounts as specified from time to time by the Company to the Purchaser in a form acceptable to the Company (the "Secondary Closing Irrevocable Transfer Agent Instructions"). So long as required pursuant to Section 3.15(b), all such certificates shall bear the restrictive legend specified in Section 3.15(b) of this Agreement. The Purchaser warrants that no instruction other than the Primary Closing Irrevocable Transfer Agent Instructions and the Secondary Closing Irrevocable Transfer Agent Instructions referred to in this Section 3.14, and stop transfer instructions to give effect to Section 3.15 hereof (in the case of the M Shares, prior to registration of the Shares under the Securities Act) will be given by the Purchaser to its transfer agent and that the M Shares, the MA Warrant or the MB Warrant shall otherwise be freely transferable on the books and records of the Purchaser as and to the extent provided in this Agreement and the Transaction Documents. The Purchaser acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Company by violating the intent and purpose of the transactions contemplated hereby. Accordingly, the Purchaser acknowledges that the remedy at law for a breach of its obligations under this Section 3.14 will be inadequate and agrees, in the event of a beach or threatened breach by the Purchaser of the provisions of this Section 3.14, that the Company, shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

3.15 Purchaser Transfer Restrictions.

a.	If the Company should decide to dispose of the M Shares, the MA Warrant or the MB Warrant held by it, the Company understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act, including Rule 144 promulgated under the Securities Act ("Rule 144"). In connection with any transfer of any M Shares, MA Warrant or MB Warrant other than pursuant to an effective registration statement, Rule 144 or to the Purchaser, the Purchaser may require the transferor thereof to provide to the Purchaser a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that such transfer does not require registration of such transferred securities under the Securities Act; provided, however, that if the M Shares, MA Warrant or MB Warrant may be sold pursuant to Rule 144(k), no written opinion of counsel shall be required from the Company if the Company provides reasonable assurances that such security can be sold pursuant to Rule 144(k). Notwithstanding the foregoing, the Purchaser hereby consents to and agrees to register any transfer by the Company to an Affiliate of the Company, provided that the transferee certifies to the Purchaser that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Company under this Agreement and the Transaction Documents. If the Company provides the Purchaser with an opinion of counsel, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the M Shares, MA Warrant and MB Warrant may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the M Shares, MA Warrant and the MB Warrant can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Purchaser shall permit the transfer, and, in the case of the M Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Company and without any restrictive legend. Notwithstanding the foregoing or anything else contained herein to the contrary, the securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

b.	The Company agrees to the imprinting by the Purchaser, so long as is required by this Section 3.15(b), of the following legend on the M Shares, the MA Warrant and the MB Warrant:

	THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Neither the M Shares, the MA Warrant nor the MB Warrant shall be required to contain the legend set forth above (or any other legend) (i) at any time after transfer pursuant to a registration statement is effective under the Securities Act covering such security, (ii) if in the written opinion of counsel to the Purchaser of the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or (iii) if such M Shares, the MA Warrant or the MB Warrant are sold pursuant to Rule 144. When requested, which request will be accompanied by the certificate representing such shares, the Purchaser agrees that it will provide the Company with a certificate or certificates representing the M Shares, the MA Warrant or the MB Warrant, free from such legend at such time as such legend is no longer required hereunder. If such certificate or certificates had previously been issued with such a legend or any other legend, the Purchaser shall, upon request, receive such certificate or certificates free of any legend.

3.16	Purchaser Stop Transfer Instruction. The Purchaser may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions on transfer set forth in Section 3.14.

3.17	Purchaser Furnishing of Information. Until the M Shares, the MA Warrant
or the MB Warrant have been sold pursuant to a registration statement under the Securities Act or are eligible for sale pursuant to Rule 144(k), the Purchaser will cause its M Shares to continue at all times to be registered under Section 12(g) of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Purchaser after the date hereof pursuant to Section 13, 14 or 15(d) of the Exchange Act and, unless filed by EDGAR, promptly furnish, but in no event later than two (2) business days after the filing thereof with the Commission, the Company with true and complete copies of all such filings, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until the M Shares, the MA Warrant or the MB Warrant have been sold pursuant to a registration statement under the Securities Act or are eligible for sale pursuant to Rule 144(k), if the Purchaser is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Company and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Purchaser further covenants that it will take such further action as any holder of the M Shares, the MA Warrant or the MB Warrant may reasonably request, all to the extent required from time to time to enable such Person to sell the M Shares, the MA Warrant or the MB Warrant without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in Section 3.15(b).

3.18	Purchaser Blue Sky Laws. In accordance with the MTI Registration Rights
Agreement, the Purchaser shall (i) qualify the M Shares under the securities or "blue sky" laws of such jurisdictions as the Company may request (or to obtain an exemption from such qualification), (ii) shall provide evidence of any such action so taken to the Company on or prior to the Primary Closing Date and
(iii) shall continue such qualification at all times through the resale of all M Shares, but in any event not past the 4th anniversary of the Primary Closing Date.

3.19 Purchaser Listing and Reservation of M Shares.

a.	The Purchaser shall (i) not later than three (3) business days after each Closing Date prepare and file with Nasdaq (as well as any other national securities exchange or market on which the common stock is then listed) an additional shares listing application or a letter acceptable to Nasdaq covering and listing a number of shares of common stock which are issuable pursuant to the Warrants issuable at such Closing which is at least equal to 1 times the maximum number of M Shares then issuable, (ii) take all steps necessary to cause such shares of common stock to be approved for listing on Nasdaq (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, (iii) maintain, so long as any other shares of common stock shall be so listed, such listing of all such M Shares, and (iv) provide to the Company evidence of such listing. Neither the Purchaser nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the common stock on Nasdaq. The Purchaser shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.19(a).

b.	The Purchaser at all times shall reserve a sufficient number of shares of its authorized but unissued common stock to provide for 1 times the full exercise of the outstanding Warrants. If at any time the number of shares of common stock authorized and reserved for issuance is insufficient to cover 100% of the number of Warrant Shares issued and issuable upon exercise of the warrants (based on the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time) without regard to any limitation on conversions or exercises, the Purchaser will promptly take all corporate action necessary to authorize and reserve 100% of such shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 3.19(b), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of
shares. 3.20	Ordinary Course Brokerage and Trading. The Purchaser represents and agrees that neither Purchaser, nor any person that is required by internal policy to pre-clear securities transactions with the Purchaser will, enter into any short sales of the Company's common stock, except in connection with an intended sale of common stock, and in such event, only to the extent covered within seven (7) Trading Days of such short sale. In addition, the Purchaser represents and agrees on behalf of itself and each of the persons identified in the preceding sentence that it will not establish a short position or sell any of the Shares during (i) the twenty (20) Trading Day period prior to the one
(1) year anniversary of the Primary Closing Date or (ii) the seventy five (75) Trading Days ending on August 28, 2003 and 2006.

                                    ARTICLE IV.

                                    CONDITIONS

4.1 Primary Closing Conditions.

a.	Conditions Precedent to the Obligation of the Company to Sell. The
obligation of the Company to sell the Shares, the A Warrant, the B Warrant or the Warrant Shares hereunder is subject to the satisfaction or waiver (with prior written notice to the Purchaser) by the Company, at or before the Primary Closing, of each of the following conditions:

(1) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the date when made (except for representations and warranties that speak as of a specific date) and as of the Closing Date;

(2)	Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Primary Closing; and

(3)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

(4)	Shares of Common Stock.	The Purchaser shall have duly reserved the
number of M Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon exercise of the MA Warrant;

(5)	Transfer Agent Instructions. The Primary Closing Irrevocable Transfer
Agent Instructions, in a form acceptable to the Company, shall have been delivered to and acknowledged in writing by the Purchaser's transfer agent with a copy forwarded to each Company;

(6)	Resolutions. The Board of Directors of the Purchaser shall have adopted resolutions consistent with Section 2.1(b) and in a form reasonably acceptable to the Company (the "Resolutions");

(7)	Litigation. No litigation shall have been instituted or threatened against the Purchaser which could reasonably be expected to, individually or in the aggregate, have an MTI Material Adverse Effect; and

(8)	Adverse Changes. Since the date of the financial statements included in the Purchaser's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is most recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect shall have occurred which is not disclosed in the Schedules hereto (for purposes hereof, changes in the market price of the Common Stock may be considered in determining whether there has occurred an event which has had an MTI Material Adverse Effect).

b.	Conditions Precedent to the Obligation of the Purchaser to Purchase.
The obligation of the Purchaser hereunder to acquire and pay for the Primary Closing Shares and the A Warrant is subject to the satisfaction or waiver (with prior written notice to the Company) by the Purchaser, at or before the Primary Closing, of each of the following conditions:

(1) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the date when made and as of the Primary Closing Date as though made at that time (except for representations and warranties that speak as of a specific date);

(2)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Primary Closing;

(3)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

(4)	No Suspensions of Trading in Common Stock. The trading in the Common
Stock shall not have been suspended by the Commission or on Nasdaq (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

(5)	Listing of Common Stock. The Common Stock shall have been at all times since the date hereof, and on the Primary Closing Date shall be, listed for trading on Nasdaq;

(6)	Required Approvals. All Required Approvals shall have been obtained and copies thereof delivered to the Purchaser;

(7)	Shares of Common Stock. The Company shall have duly reserved the number of Warrant Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon exercise of the A Warrant;

(8)	Change of Control. No Change of Control shall have occurred between the date hereof and the Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Purchaser or any of their Affiliates, of in excess of 40% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (v) the execution by the Company of an agreement to which the

Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) , (iii), (iv) or (v);

(9)	Transfer Agent Instructions. The Primary Closing Irrevocable Transfer
Agent Instructions, in a form acceptable to the Purchaser, shall have been delivered to and acknowledged in writing by the Company's transfer agent with a copy forwarded to each Purchaser;

(10)	Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) and in a form reasonably acceptable to the Purchaser (the "Resolutions");

(11)	Litigation. No litigation shall have been instituted or threatened against the Company which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and

(12)	Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is most recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect shall have occurred which is not disclosed in the Schedules hereto (for purposes hereof, changes in the market price of the Common Stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect).

c.	Documents and Certificates. At the Primary Closing, the Company shall have delivered to the Purchaser the following in form and substance reasonably satisfactory to the Purchaser:

(1) Opinion. An opinion of the Company's legal counsel in the form attached hereto as Exhibit D dated as of the Primary Closing Date;

(2)	Common Stock Certificate. A Common Stock Certificate(s) representing the Primary Closing Shares, registered in the name of the Purchaser, in form satisfactory to the Purchaser;

(3)	Warrant. A warrant representing the A Warrant purchased by the
Purchaser, registered in the name of the Purchaser;

(4)	Registration Rights. The Company shall have executed and delivered the
SatCon Registration Rights Agreement;

(5) Officer's Certificate. An Officer's Certificate dated the Primary Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of the Primary Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the Primary Closing Date;

(6) Secretary's Certificate. A Secretary's Certificate dated the Primary Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Closing Date,
(B) that attached thereto is a true and complete copy of the by-laws of the Company, as in effect on the Closing Date and (C) that attached thereto is a true and complete copy of the Resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and of the Transaction Documents, and that such Resolutions have not been modified, rescinded or revoked;

(7)	Certificates of Incorporation. The Company shall have delivered to the
Purchaser a copy of a certificate evidencing the incorporation and good standing of the Company and each Subsidiary, in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Primary Closing Date. The Company shall have delivered to the Purchaser a copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Primary Closing Date;

(8)	Transfer Agent Letter. The Company shall have delivered to the
Purchaser a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Primary Closing Date; and

(9)	Other Documents. The Company shall have delivered to each Purchaser such other documents relating to the transactions contemplated by the Transaction Documents as the Purchaser or its counsel may reasonably request.

d.	Purchaser Documents and Certificates. At the Primary Closing, the
Purchaser shall have delivered to the Company the following in form and substance reasonably satisfactory to the Company:

(1)	Cash Payment.	The Purchaser shall deliver, as directed by the
Company, two million, five hundred seventy thousand dollars ($2,570,000) in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

(2)	Warrant. A warrant representing the MA Warrant purchased by the
Company, registered in the name of the Company;

(3)	Registration Rights. The Purchaser shall have executed and delivered the MTI Registration Rights Agreement; and

(4) Officer's Certificate. An Officer's Certificate dated the Primary Closing Date and signed by an executive officer of the Purchaser confirming the accuracy of the Purchaser's representations, warranties and covenants as of the Primary Closing Date and confirming the compliance by the Purchaser with the conditions precedent set forth in this Section 4.1 as of the Primary Closing Date;
	4.2	Secondary Closing Conditions.

a.	Conditions Precedent to the Obligation of the Company to Sell. The
obligation of the Company to sell the Secondary Closing Shares and the B Warrant hereunder is subject to the satisfaction or waiver (with prior written notice to the Purchaser) by the Company, at or before the Secondary Closing, of each of the following conditions:

(1) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the date when made (except for representations and warranties that speak as of a specific date) and as of the Secondary Closing Date;

(2)	Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Secondary Closing; and

(3)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

(4)	Shares of Common Stock.	The Purchaser shall have duly reserved the
number of M Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon exercise of the MB Warrant;

(5)	Transfer Agent Instructions. The Secondary Closing Irrevocable Transfer
Agent Instructions, in a form acceptable to the Company, shall have been delivered to and acknowledged in writing by the Purchaser's transfer agent with a copy forwarded to each Company;

(6)	Resolutions. The Board of Directors of the Purchaser shall have adopted resolutions consistent with Section 2.2(b) and in a form reasonably acceptable to the Company (the "Resolutions");

(7)	Litigation. No litigation shall have been instituted or threatened against the Purchaser which could reasonably be expected to, individually or in the aggregate, have an MTI Material Adverse Effect; and

(8)	Adverse Changes. Since the date of the financial statements included in the Purchaser's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is most recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect shall have occurred which is not disclosed in the Schedules hereto (for purposes hereof, changes in the market price of the Common Stock may be considered in determining whether there has occurred an event which has had an MTI Material Adverse Effect).

b.	Conditions Precedent to the Obligation of the Purchaser to Purchase.
The obligation of the Purchaser hereunder to acquire and pay for the Secondary Closing Shares and the B Warrant at the Secondary Closing is subject to the satisfaction or waiver (with prior written notice to the Company) by the Purchaser, as of the date of the Secondary Closing, of each of the following conditions:

(1) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date when made and as of the Secondary Closing Date as though made at that time (except for representations and warranties that speak as of a specific date);

(2)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Secondary Closing;

(3)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

(4)	No Suspensions of Trading in Common Stock. The trading in the Common
Stock shall not have been suspended by the Commission or on Nasdaq (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

(5)	Listing of Common Stock. The Common Stock shall have been at all times since the date hereof, and on the Secondary Closing Date shall be, listed for trading on Nasdaq;

(6)	Required Approvals. All Required Approvals shall have been obtained and copies thereof delivered to such Purchaser;

(7)	Shares of Common Stock. The Company shall have duly reserved the number of Warrant Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon exercise of the Warrants;

(8)	Change of Control. No Change of Control shall have occurred between the date hereof and the Secondary Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Purchasers or any of their Affiliates, of in excess of 40% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) , (iii), (iv) or (v);

(9)	Transfer Agent Instructions. The Irrevocable Transfer Agent
Instructions, in a form acceptable to the Purchaser, shall have been delivered to and acknowledged in writing by the Company's transfer agent with a copy forwarded to the Purchaser;

(10)	Litigation. No litigation shall have been instituted or threatened against the Company which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and

(11)	Adverse Changes. Since the date of the Primary Closing, no event which had a Material Adverse Effect shall have occurred which is not disclosed in the Schedules hereto (for purposes hereof, changes in the market price of the Common Stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect but shall not themselves constitute a Material Adverse Effect).
c.	Documents and Certificates. At the Secondary Closing, the Company shall have delivered to the Purchaser the following in form and substance reasonably satisfactory to the Purchaser:

(1)	Stock Certificate. A Stock Certificate representing the Secondary
Closing Shares, registered in the name of the Purchaser, in form satisfactory to the Purchaser;

(2)	Warrant. A warrant representing the B Warrant purchased by the
Purchaser, registered in the name of the Purchaser;

(3) Officer's Certificate. An Officer's Certificate dated the Secondary Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of the Secondary Closing Date and confirming the compliance by the Company with the Milestones and the conditions precedent set forth in this Section 4.1 as of the Secondary Closing Date;

(4)	Certificates of Incorporation. The Company shall have delivered to each of the Purchasers a copy of a certificate evidencing the incorporation and good standing of the Company and each Subsidiary, in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Secondary Closing Date. The Company shall have delivered to the Purchaser a copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Secondary Closing Date; and

(5)	Other Documents. The Company shall have delivered to the Purchaser such other documents relating to the transactions contemplated by the Transaction Documents as the Purchaser or its counsel may reasonably request.

d.	Purchaser Documents and Certificates. At the Secondary Closing, the
Purchaser shall have delivered to the Company the following in form and substance reasonably satisfactory to the Company:

(1)	Cash Payment.	The Purchaser shall deliver, as directed by the
Company, four million, five hundred thousand dollars ($4,500,000) in United States dollars in immediately available funds to an account or accounts designated in writing by the Company;

(2)	Warrant. A warrant representing the MB Warrant purchased by the
Company, registered in the name of the Company;

(3) Officer's Certificate. An Officer's Certificate dated the Secondary Closing Date and signed by an executive officer of the Purchaser confirming the accuracy of the Purchaser's representations, warranties and covenants as of the Secondary Closing Date and confirming the compliance by the Purchaser with the conditions precedent set forth in this Section 4.2 as of the Secondary Closing Date;


                                     ARTICLE V.

                                  INDEMNIFICATION

5.1	Indemnification. In addition to all of the Company's other obligations under this Agreement and the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser, its past and present Affiliates and their successors and assigns (in accordance with the provisions of Section 6.5 hereof), each other holder of the Warrant Shares and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing Person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, proceedings, costs (as incurred), penalties, fees (including legal fees and expenses), liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnity is a party to the action for which indemnification hereunder is sought), and including interest, penalties and attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or in the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby. The indemnification obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Purchaser and officers, directors, agents, employees and controlling Persons (if any), as the case may be, of the Purchaser and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such affiliate and any such Person. The Company also agrees that neither the Purchaser nor any such Affiliates, officers, directors, agents, employees or controlling Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or any of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the Purchaser or entity in connection with the transactions contemplated by this Agreement or the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

5.2 Purchaser Indemnification. In addition to all of the Purchaser's other obligations under this Agreement and the Transaction Documents, the Purchaser shall defend, protect, indemnify and hold harmless the Company, its past and present Affiliates and their successors and assigns (in accordance with the provisions of Section 6.5 hereof), each other holder of the M Shares and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing Person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, proceedings, costs (as incurred), penalties, fees (including legal fees and expenses), liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnity is a party to the action for which indemnification hereunder is sought), and including interest, penalties and attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in this Agreement or in the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby or (b) any breach of any covenant, agreement or obligation of the Purchaser contained in this Agreement or the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby. The indemnification obligations of the Purchaser under this paragraph shall be in addition to any liability which the Purchaser may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Company and officers, directors, agents, employees and controlling Persons (if any), as the case may be, of the Company and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchaser, the Company and any such affiliate and any such Person. The Purchaser also agrees that neither the Company nor any such Affiliates, officers, directors, agents, employees or controlling Persons shall have any liability to the Purchaser or any Person asserting claims on behalf of or in right of the Purchaser in connection with or as a result of the consummation of this Agreement or any of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Purchaser result from the gross negligence or willful misconduct of the Company or entity in connection with the transactions contemplated by this Agreement or the Transaction Documents. To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

	5.3	Procedures.

a.	If a third party shall notify an indemnified party (the "Indemnified
Party") with respect to any matter that may give rise to a claim for indemnification under the indemnity set forth above in Sections 5.1 and 5.2, the procedure set forth below shall be followed.

(1)	Notice. The Indemnified Party shall give to the party providing indemnification (the "Indemnifying Party") written notice of any claim, suit, judgment or matter for which indemnity may be sought under Section 6.1 promptly but in any event within thirty days after the Indemnified Party receives notice thereof; provided, however, that failure by the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure. Such notice shall set forth in reasonable detail (i) the basis for such potential claim and (ii) the dollar amount of such claim.

(2)	Defense of Claim. With respect to a claim by a third party against an
Indemnified Party for which indemnification may be sought under this Agreement, the Indemnifying Party shall have the right, at its option, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any claim, suit, judgment or matter for which indemnify is sought, which is set forth in the notice sent by the Indemnified Party, by notifying the Indemnified Party in writing to such effect within fifteen days of receipt of such notice; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party's reasonable judgment based upon the advice of counsel, it is advisable in light of the separate interests of the Indemnified Party, to be represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such claim, suit or judgment. In the event the Indemnifying Party elects (by notice in writing within such fifteen day period) to assume the defense of or otherwise control the handling of any such claim, suit, judgment or matter for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including attorneys' fees, accountants, consultants and engineering fees) and investigation expenses incurred by the Indemnifying Party prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such claim, suit, judgment or other matter. In the event that the Indemnifying Party does not assume the defense or otherwise control the handling of such matter, the Indemnified Party may retain counsel, as an indemnification expense, to defend such claim, suit, judgment or matter.

(3)	Final Authority. The parties shall cooperate in the defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has assumed the defense or control, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has not assumed the defense or control, the Indemnified Party may not compromise or settle such claim without the consent of the Indemnifying Party, which shall not be unreasonably withheld and shall be deemed to have been given if the Indemnified Party provides the Indemnifying Party with a written notice setting forth the material terms of such compromise or settlement and the Indemnifying Party does not object thereto in writing within ten days of its receipt of such notice.

                                  ARTICLE VI.

                                 MISCELLANEOUS

6.1	Entire Agreement. This Agreement, together with the Exhibits and
Schedules hereto and the Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

6.2	Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received by 7:00 p.m. EST where such notice is received) or the first business day following such delivery (if received after 7:00 p.m. EST where such notice is received); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

SatCon Technology Corporation
161 First Street
Cambridge, MA 02142-1221
Telephone: (617)
Facsimile: (617) 576-7455
Attention: President and Chief Executive Officer

With a copy to:

Hale & Dorr LLP
60 State Street
Boston, MA 02109
Telephone: (617) 526-6468
Facsimile: (617) 526-5000
Attention: Jeffrey N. Carp, Esq.

If to Mechanical Technology Incorporated:

968 Albany-Shaker Road
Latham, New York  12110
Telephone:  (518) 785-2211
Facsimile:   (518) 785-2127
Attention:  Cynthia A. Scheuer, Chief Financial Officer

With a copy, in the case of Notice to Mechanical Technology Incorporated, to:

Catherine S. Hill, PLLC
4 Global View
Troy, New York  12180
Telephone:  (518) 285-7586
Facsimile:  (518) 285-7564
Attention:  Catherine S. Hill

Each party shall provide written notice to the other party of any change in address or facsimile number in accordance with the provisions hereof.

6.3	Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

6.4	Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.5	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the other party hereto. This provision shall not limit either the Purchaser's right or the Company's right to transfer securities in accordance with all of the terms of this Agreement or the Transaction Documents.

6.6	No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.7	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the federal courts sitting in the City of Albany, County of Albany or if diversity jurisdiction cannot be obtained, then in the state courts sitting in the City of Albany, County of Albany for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO

REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.8	Survival. The representations and warranties of the Company and the
Purchaser contained in Sections 2.1 and 2.2, the agreements and covenants set forth in Section 3, and the indemnification provisions set forth in Section 5, shall survive the Closing and any exercise of the A Warrant, the B Warrant and the M Warrant regardless of any investigation made by or on behalf of the Purchaser or by or on behalf of the Company, except that, in the case of representations, warranties and indemnities such survival shall be limited to the period of 18 months following the Closing Date on which they were made or deemed to have been made, except for representations in 2.1(a), 2.1(b), 2.1(d), 2.1(i) and 2.1(v) which shall survive for the applicable statute of limitations and 2.1(j) which shall survive for the period of two (2) years. This section shall have no effect on the survival of the indemnification provisions of the Registration Rights Agreement.

6.9	Counterparts. This Agreement may be executed in two or more
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

6.10	Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of the Purchaser without the Purchaser's prior written consent. Subject to the Company's review and approval, the Purchaser and its affiliated companies shall, without further cost, have the right to use in its advertising, marketing or other similar materials, the Company's logo and trademarks and all or parts of the Company's press releases that focus on the Transaction forming the subject matter of this Agreement or which make reference to the Transaction; provided, however, that Company approval is not required with regard to formal newspaper announcements of transactions or "tombstones." The Purchaser understands that this grant by the Company only waives objections that the Company might have to the use of such materials by the Purchaser and in no way constitutes a representation by the Company that references in such materials to the activities of third-parties have been cleared or constitute a fair use.

6.11	Severability. In case any one or more of the provisions of this
Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12	Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under this Agreement or the Transaction Documents without the showing of economic loss and without any bond or other security being required. The Company and the Purchaser (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.13	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.14	Fees and Expenses. Except as set forth in the Registration Rights
Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Warrant Shares pursuant hereto.

                       [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                 SATCON TECHNOLOGY CORPORATION



                                 By:/s/Daniel B. Eisenhaure
                                 Name:Daniel B. Eisenhaure
                                 Title:President and Chief Executive Officer

                                 MECHANICAL TECHNOLOGY
                                 INCORPORATED



                                 By:/s/Cynthia A. Scheuer
                                 Name:Cynthia A. Scheuer
                                 Title:Vice President/Chief Financial Officer


                                 EXHIBIT A

                          Form of SatCon Warrant


                                 EXHIBIT B

                           Form of MTI Warrant

                                 EXHIBIT C

                Form of SatCon Registration Rights Agreement

                                 EXHIBIT D

                  Form of MTI Registration Rights Agreement

                                 EXHIBIT E

                           Form of Legal Opinion